SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Edgewater Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Vote by Internet • Go to www.envisionreports.com/EDGW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Edgewater Technology, Inc. Stockholder Meeting to be Held on June 5, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. Stockholders of record as of the close of business on April 15, 2013 are entitled to vote. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2012 Annual Report on Form 10-K are available at:

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/EDGW to view the materials.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request them. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2013 to facilitate timely delivery. Otherwise, you may not receive a paper or e-mail copy.

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Edgewater Technology, Inc.’s Annual Meeting of Stockholders will be held on June 5, 2013 at Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts 01880 at 10:00 a.m., Eastern Time.

Proposals to be voted upon at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

Proposals to be voted upon are as follows:

1.	Election of Directors: Shirley Singleton, Wayne Wilson, Paul E. Flynn, Paul Guzzi, Nancy L. Leaming, Michael R. Loeb and Daniel O’Connell.

2.	Say on Pay - An advisory vote on the approval of named executive officer compensation.

3.	Ratify the appointment of BDO USA, LLP as independent registered public accounting firm of the Company.

4.	In their discretion, the Board of Directors may vote upon any other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR all nominees and FOR Proposals 2 and 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Edgewater Technology, Inc. 2013 Annual Meeting of Stockholders

Sheraton Colonial Boston North Hotel and Conference Center

One Audubon Road, Wakefield, Massachusetts 01880

From East

Take Interstate 128/95 to Exit 42 (Salem Street). At the bottom of the exit ramp, turn left, then another left onto Audubon Road. The hotel is 200 feet on the right.

From North

Take I-93 South to I-95/128 North and travel for approximately 4 miles to Exit 42 (Salem Street). Turn left off of the ramp, then turn left onto Audubon Road. The hotel is 200 feet on the right.

From West

Take Interstate 90 East to Interstate 128/95 North 20 miles to Exit 42 (Salem Street). Turn left off of the ramp, then turn left onto Audubon Road. The hotel is 200 feet on the right.

From Boston Logan Airport

Take Interstate 93 North to Interstate 128/95 North and take Salem Street (Exit 42). Turn left at the end of the ramp, then turn left onto Audubon Road. The hotel is 200 feet on the right.

Here’s how to order a copy of the proxy materials (including proxy card) and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.
E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below.
If you request an e-mail copy of current materials, you will receive an e-mail with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/EDGW. Click Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials Edgewater Technology, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2013.

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